Exhibit 99.1

Communications Systems Announces Improved

Third Quarter 2005 Operating Results.

Hector, MN ---- November 7, 2005----- Communications Systems, Inc. (AMEX: JCS) today reported consolidated  income from continuing operations of $2,018,000 or $0.23 per diluted share for the third quarter ended September 30, 2005 compared with $1,762,000  or $0.21 per diluted share for the third quarter of 2004.  Total consolidated net income, which includes the results of discontinued operations, increased to $1,777,000 or $.20 per diluted share for the third quarter of 2005 compared to $1,537,000 or $.18 per share for the three months ended September 30, 2004.  Third quarter 2005 consolidated revenues from continuing operations increased to $30,108,000 compared to $26,677,000 in the third quarter of 2004.

Nine-month consolidated revenues from continuing operations through September 30, 2005 increased to $82,696,000 compared to $73,618,000 in the same period in 2004.  Income from continuing operations for the nine months ended September 30, 2005 was $3,738,000 compared to $3,762,000 for the same period in 2004.  Total consolidated net income, which includes the results of discontinued operations, for the nine months ended September 30, 2005 was $2,981,000 or $.34 per diluted share compared to a net income of $3,251,000 or $.39 per diluted share through nine months in 2004.  The Company’s MiLAN Technology subsidiary recorded a write down of excess and slow-moving inventory of $1.1 million in the second quarter of 2005 and severance costs of $170,000.

Net income includes the discontinued operations of Image Systems, the Company’s medical and technical imaging business unit located in Eden Prairie, Minnesota, and Austin Taylor Communications Ltd. of Bethesda, Wales, the Company’s U.K. provider of cabling and related telephony products.  Effective October 1, 2005, the Company negotiated an agreement to sell the inventory and equipment of Image Systems to Richardson Electronics, Ltd. for approximately $1.5 million.  Subject to final determination, the Company expects to record a small gain on the sale in the fourth quarter of 2005.  The pending sale of Austin Taylor was in the process of negotiation as of September 30, 2005. The net loss from discontinued operations was $241,000 for the third quarter of 2005 compared with a loss of $224,000 for the third quarter of 2004. For the nine months ended September 30, 2005 the loss from discontinued operations was $756,000 compared to $421,000 in the same period in 2004.

The company’s Hector, MN based business unit (Suttle), which manufactures and distributes telecommunications connection products and filtering devices for voice, data and video applications continues to report increased revenues and profits in the third quarter and nine months of 2005.  Third quarter 2005 revenues totaled $11,777,000 compared to $10,301,000 in the third quarter of 2004.  Operating income was $1,995,000 in the third quarter of 2005 compared to $1,486,000 in the third quarter of 2004.  Nine month 2005 revenues totaled $35,851,000 compared to $29,029,000 in the same period of 2004.  Nine month operating income in 2005 was $5,744,000 compared to $3,255,000 in the same period of 2004.

Transition Networks business unit (media conversion products) reported revenues of $9,251,000 and operating income of $1,181,000 in the third quarter of 2005 compared to revenues of $10,756,000 and operating income of $1,683,000 in the same period last year. Nine month revenues in 2005 totaled $28,931,000 compared to $30,182,000 in the same period in 2004. Nine month operating income in 2005 was consistent at $3,306,000 compared to $3,382,000 in the same period in 2004.

MiLAN Technology business unit (media conversion products and switches) reported revenues of $2,551,000 and an operating loss of $120,000 in the third quarter of 2005 compared to revenues of $2,681,000 and operating loss of $159,000 in the same period in 2004. For the nine month period, revenues decreased to $6,010,000 compared to $8,452,000 in the same period in 2004. The operating loss for the nine month period totaled $2,803,000 compared to an operating profit of $109,000 for the nine month period in 2004.

The company’s education consulting business unit (JDL Technologies) reported third quarter 2005 revenues of $6,530,000 compared to $2,938,000 in the third quarter of 2004.   Nine month 2005 revenues were $11,903,000 compared to $5,956,000 in the first nine months of 2004.  Operating income in the third quarter of 2005 was $763,000 compared to operating income of $501,000 in the third quarter of 2004.  Nine month operating income in 2005 was $1,256,000 compared to $712,000 in the same period of 2004.

Curtis A Sampson, Chairman and CEO said, “CSI’s efforts of transitioning to three principal business units: Suttle, JDL Technologies and Transition Networks/MiLAN Technology is progressing as planned.  The sale of Image Systems and the pending sale of Austin Taylor will complete this effort to have three business units as previously announced.

Jeffrey K. Berg, President and COO commented, “The 3rd quarter results by the continuing operations of CSI’s business units Suttle, Transition Networks/ MiLAN Technology and JDL Technologies were what we expected as reflected in increased revenue, solid profitability and consistent cash flow.  These three business units reported revenues of $30,100,000 which was an increase of 13% over the reported revenues of $26,676,000 for the same period in 2004. The consolidation of Transition Networks and MiLAN business units is on schedule and will be completed by the end of 2005. The operating income for the third quarter of 2005 for these three business units was $3,820,000 compared to $3,518,000 for the third quarter of 2004.

About Communications Systems

Communications Systems, Inc. provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice-grade connecting devices and wiring systems. CSI serves the broadband network market as the world’s leading supplier of media conversion technology, which permits networks to deploy fiber optic technology, while retaining the copper-based infrastructure already embedded in the network. In addition, CSI supplies copper wire and fiber optic structured wiring systems for broadband networks, as well as line filters for digital subscriber line service. CSI also provides network design, training and management services.

Cautionary Statement: From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, the Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans which are typically preceded by the words “believes,” “expects,” “anticipates,” “intends” or similar expressions.  For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward-looking statements are subject to risks and uncertainties which could cause actual performance, activities or plans to differ significantly from those indicated in the forward-looking statements.

CSI CONSOLIDATED SUMMARY OF EARNINGS

	Three Months Ended September 30
	2005	2004
Revenues from Continuing Operations	$30,108,411	$26,676,965
Gross Margin	10,576,464	9,547,582
Operating Income From Continuing Operations	3,216,218	2,770,514
Income From Continuing Operations Before Income Taxes	3,349,119	2,789,558
Income Taxes	1,331,000	1,028,000
Income From Continuing Operations	2,018,119	1,761,558

Discontinued Operations
Loss From Discontinued Operations	(299,821)	(267,465)
Income Tax Benefit	59,000	43,000
Loss From Discontinued Operations	(240,821)	(224,465)
Net Income	1,777,298	1,537,093

Basic Net Income Per Share
Continuing Operations	$.23	$.22
Discontinued Operations	$(.03)	$(.03)
	$.20	$.19

Diluted Net Income Per Share
Continuing Operations	$.23	$.21
Discontinued Operations	($.03)	($.03)
	$.20	$.18
Average Shares Outstanding:
Average Common Shares Outstanding	8,589,380	8,168,870
Dilutive Effect of Stock Options Outstanding	129,599	27,768
	8,718,979	8,196,638

	Nine Months Ended September 30
	2005	2004
Revenues From Continuing Operations	$82,695,760	$73,618,429
Gross Margin	28,250,295	25,728,384
Operating Income From Continuing Operations	5,721,506	5,729,192
Income From Continuing Operations Before Income Taxes	6,027,544	5,790,009
Income Taxes	2,290,000	2,118,000
Income From Continuing Operations	3,737,544	3,672,009

Discontinued Operations
Loss From Discontinued Operations	(968,205)	(503,691)
Income Tax Benefit	212,000	83,000
Loss From Discontinued Operations	(756,205)	(420,691)
Net Income	2,981,339	3,251,318

Basic Net Income Per Share
Continuing Operations	$.44	$.45
Discontinued Operations	(0.09)	(0.05)
	$.35	$.40
Diluted Net Income Per Share
Continuing Operations	$.43	$.44
Discontinued Operations	(0.09)	(0.05)
	$.34	$.39
Average Shares Outstanding:
Average Common Shares Outstanding	8,554,035	8,229,121
Dilutive Effect of Stock Options Outstanding	146,667	36,651
	8,700,702	8,265,772